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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 1, 1998, except as to Note 10, which is as of July 9, 1998, relating to the financial statements of broadcast.com, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from May 19, 1995 (inception) to December 31, 1995 and the two years ended December 31, 1997 listed under Item 16 (b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."





PricewaterhouseCoopers LLP

Dallas, Texas
July 9, 1998